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                                                                     EXHIBIT 4.2

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                    The Kansas City Southern Railway Company

                            [ ]% Senior Notes due [ ]


                                  ------------

                                    INDENTURE



                              Dated as of [ ], 2001



                                  ------------



                                      [ ],

                                   as Trustee

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                                TABLE OF CONTENTS


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                                                                            ----
                                    ARTICLE 1

                   Definitions and Incorporation by Reference
                   ------------------------------------------

SECTION 1.01.      Definitions ...........................................     1
SECTION 1.02.      Other Definitions .....................................    21
SECTION 1.03.      Incorporation by Reference of Trust Indenture Act .....    21
SECTION 1.04.      Rules of Construction .................................    22


                                    ARTICLE 2

                                 The Securities
                                 --------------

SECTION 2.01.      Form and Dating .......................................    23
SECTION 2.02.      Execution and Authentication ..........................    23
SECTION 2.03.      Registrar and Paying Agent ............................    23
SECTION 2.04.      Paying Agent to Hold Money in Trust ...................    24
SECTION 2.05.      Holder Lists ..........................................    24
SECTION 2.06.      Transfer and Exchange .................................    24
SECTION 2.07.      Replacement Securities ................................    25
SECTION 2.08.      Outstanding Securities ................................    26
SECTION 2.09.      Temporary Securities ..................................    26
SECTION 2.10.      Cancelation ...........................................    26
SECTION 2.11.      Defaulted Interest ....................................    26
SECTION 2.12.      CUSIP Numbers


                                    ARTICLE 3

                                   Redemption
                                   ----------

SECTION 3.01.      Tax Event Redemption ..................................    27
SECTION 3.02.      Redemption Procedures for Securities ..................    27
SECTION 3.03.      No Sinking Fund .......................................    27


                                    ARTICLE 4

                                   Remarketing
                                   -----------
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SECTION 4.01.      Initial Remarketing ...................................    28
SECTION 4.02.      Secondary Remarketing .................................    30
SECTION 4.03.      Optional Remarketing ..................................    32


                                    ARTICLE 5

                                    Covenants
                                    ---------

SECTION 5.01.      Payment of Securities .................................    33
SECTION 5.02.      SEC Reports ...........................................    33
SECTION 5.03.      Limitation of Indebtedness ............................    33
SECTION 5.04.      Limitation on Restricted Payments .....................    36
SECTION 5.05.      Limitation on Restrictions on Distributions from
                     Restricted Subsidiaries .............................    39
SECTION 5.06.      Limitation on Sales of Assets and Capital Stock .......    40
SECTION 5.07.      Limitation on Transactions with Affiliates ............    43
SECTION 5.08.      Compliance Certificate ................................    45
SECTION 5.09.      Further Instruments and Acts ..........................    45
SECTION 5.10.      Future Note Guarantors ................................    45
SECTION 5.11.      Limitation on Lines of Business .......................    45
SECTION 5.12.      Limitation on Liens ...................................    46
SECTION 5.13.      Limitation on Sale/Leaseback Transactions .............    46
SECTION 5.14.      Covenant Suspension ...................................    46



                                    ARTICLE 6

                                Successor Company
                                -----------------

SECTION 6.01.      When Company May Merge or Transfer Assets .............    47


                                    ARTICLE 7

                              Defaults and Remedies
                              ---------------------

SECTION 7.01.      Events of Default .....................................    49
SECTION 7.02.      Acceleration ..........................................    51
SECTION 7.03.      Other Remedies ........................................    51
SECTION 7.04.      Waiver of Past Defaults ...............................    52
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SECTION 7.05.      Control by Majority ...................................    52
SECTION 7.06.      Limitation on Suits ...................................    52
SECTION 7.07.      Rights of Holders to Receive Payment ..................    53
SECTION 7.08.      Collection Suit by Trustee ............................    53
SECTION 7.09.      Trustee May File Proofs of Claim ......................    53
SECTION 7.10.      Priorities ............................................    53
SECTION 7.11.      Undertaking for Costs .................................    54
SECTION 7.12.      Waiver of Stay or Extension Laws ......................    54


                                    ARTICLE 8

                                     Trustee
                                     -------

SECTION 8.01.      Duties of Trustee .....................................    54
SECTION 8.02.      Rights of Trustee .....................................    55
SECTION 8.03.      Individual Rights of Trustee ..........................    56
SECTION 8.04.      Trustee's Disclaimer ..................................    56
SECTION 8.05.      Notice of Defaults ....................................    57
SECTION 8.06.      Reports by Trustee to Holders .........................    57
SECTION 8.07.      Compensation and Indemnity ............................    57
SECTION 8.08.      Replacement of Trustee ................................    58
SECTION 8.09.      Successor Trustee by Merger ...........................    59
SECTION 8.10.      Eligibility; Disqualification .........................    59
SECTION 8.11.      Preferential Collection of Claims Against Company .....    60



                                    ARTICLE 9

                       Discharge of Indenture; Defeasance
                       ----------------------------------


SECTION 9.01.      Discharge of Liability on Securities; Defeasance ......    60
SECTION 9.02.      Conditions to Defeasance ..............................    61
SECTION 9.03.      Application of Trust Money ............................    62
SECTION 9.04.      Repayment to Company ..................................    62
SECTION 9.05.      Indemnity for Government Obligations ..................    63
SECTION 9.06.      Reinstatement .........................................    63
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                                   ARTICLE 10

                                   Amendments
                                   ----------

SECTION 10.01.     Without Consent of Holders ............................    63
SECTION 10.02.     With Consent of Holders ...............................    64
SECTION 10.03.     Compliance with Trust Indenture Act ...................    65
SECTION 10.04.     Revocation and Effect of Consents and Waivers .........    65
SECTION 10.05.     Notation on or Exchange of Securities .................    65
SECTION 10.06.     Trustee to Sign Amendments ............................    66
SECTION 10.07.     Payment for Consent ...................................    66



                                   ARTICLE 11

                                 Note Guarantees
                                 ---------------

SECTION 11.01.     Note Guarantees .......................................    66
SECTION 11.02.     Limitation on Liability ...............................    68
SECTION 11.03.     Successors and Assigns ................................    69
SECTION 11.04.     No Waiver .............................................    69
SECTION 11.05.     Modification ..........................................    69
SECTION 11.06.     Execution of Supplemental Indenture for Future
                     Note Guarantors .....................................    69
SECTION 11.07      Non-Impairment ........................................    70


                                   ARTICLE 12

                                  Miscellaneous
                                  -------------

SECTION 12.01.     Trust Indenture Act Controls ..........................    70
SECTION 12.02.     Notices ...............................................    70
SECTION 12.03.     Communication by Holders with Other Holders ...........    71
SECTION 12.04.     Certificate and Opinion as to Conditions Precedent ....    71
SECTION 12.05.     Statements Required in Certificate or Opinion .........    71
SECTION 12.06.     When Securities Disregarded ...........................    72
SECTION 12.07.     Rules by Trustee, Paying Agent and Registrar ..........    72
SECTION 12.08.     Legal Holidays ........................................    72
SECTION 12.09.     GOVERNING LAW .........................................    72
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SECTION 12.10.     No Recourse Against Others ............................    72
SECTION 12.11.     Successors ............................................    73
SECTION 12.12.     Multiple Originals ....................................    73
SECTION 12.13.     Table of Contents; Headings ...........................    73



Appendix A  -   Provisions Relating to Securities
Exhibit A   -   Form of Security
Exhibit B   -   Form of Supplemental Indenture
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               INDENTURE dated as of [ ], 2001, among The Kansas City Southern
          Railway Company, a Missouri corporation (the "Company"), Kansas City Southern Industries, Inc., (the "Parent"), Gateway Eastern Railway Company, Gateway Western Railway Company, KCS Transportation Company, Mid-South Microwave, Inc., PABTEX GP, LLC, PABTEX, L.P., Rice-Carden Corporation, SIS Bulk Holding, Inc., Southern Development Company, Southern Industrial Services, Inc., and Trans-Serve, Inc. (collectively, including the Parent, the "Note Guarantors") and [ ], a New York banking corporation, as trustee (the "Trustee").


     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's [ ]% Senior Notes due [ ] issued on the date hereof (the "Securities"). Except as otherwise provided herein, the Securities will be limited to $[ ] in aggregate principal amount outstanding.


                                    ARTICLE 1

                   Definitions and Incorporation by Reference
                   ------------------------------------------

     SECTION 1.01. Definitions.
                   ------------

     "Additional Assets" means (a) any property or assets (other than Indebtedness and Capital Stock) to be used by the Parent or a Restricted Subsidiary in a Permitted Business; (b) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Parent or another Restricted Subsidiary; or (c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that: any such Restricted Subsidiary described in
            --------  -------
clauses (b) or (c) above is primarily engaged in a Permitted Business.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 5.06 and Section 5.07 only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Parent or the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Disposition" means any sale, lease, transfer or other disposition
(or series of related sales, leases, transfers or dispositions) by the Parent or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:
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                                                                               2


          (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Parent or a Restricted Subsidiary),

          (b) all or substantially all the assets of any division or line of business of the Parent or any Restricted Subsidiary or

          (c) any other assets of the Parent or any Restricted Subsidiary outside of the ordinary course of business of the Parent or such Restricted Subsidiary other than, in the case of (a), (b) and (c) above,

               (i) disposition by a Restricted Subsidiary to the Parent or by the Parent or a Restricted Subsidiary to a Wholly Owned Subsidiary,

               (ii) for purposes of Section 5.06 only, a disposition that constitutes a Restricted Payment permitted by Section 5.04

               (iii) a disposition of assets with a Fair Market Value of less than $100,000,

               (iv) any exchange of like property pursuant to Section 1031 of the Code for use in a Permitted Business and

               (v) the disposition by (i) the Parent of any or all of its shares of Capital Stock of Wyandotte Garage Corporation, (ii) Wyandotte Garage Corporation of any or all of its assets, (iii) the Company of any or all of the shares of Capital Stock of Southern Development Company and (iv) Southern Development Company of any or all of its assets, but only to the extent that the Net Cash Proceeds or Net Available Cash (treating such dispositions referred to in clauses (i)
          - (iv) as Asset Dispositions for purposes of the definition of "Net Available Cash") from such dispositions are used to make leasehold improvements with a cost not exceeding $5.0 million in the aggregate for all such dispositions at the Parent's new leased headquarters offices no later than one year after the applicable disposition, and

               (vi) a Grupo TFM Disposition to the extent that the Net Cash Proceeds of such Grupo TFM Disposition are used to make a Grupo TFM Investment or to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Bank Indebtedness of the Parent or a Note Guarantor, in each case within one year after such Grupo TFM Disposition.

          "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (a) the sum of the
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                                                                               3


products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

                  "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof. It is understood and agreed that Refinancing Indebtedness in respect of the Credit Agreement may be Incurred from time to time after termination of the Credit Agreement.

                  "Board of Directors" means the Board of Directors of the Parent or any committee thereof duly authorized to act on behalf of the Board of Directors of the Parent.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

                  "Closing Date" means the date of this Indenture.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:
                 --------  -------

                  (i) if the Parent or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period (other than Indebtedness under a revolving credit facility) that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

          (ii) if the Parent or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness (other than Indebtedness under a revolving credit facility) since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Parent or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

          (iii) if since the beginning of such period the Parent or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Parent or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Parent and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Parent and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (iv) if since the beginning of such period the Parent or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

          (v) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Parent or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or (iv) above if made by the Parent or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or other Investment, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Parent and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the SEC. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

                  "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Parent and its Consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a Consolidated basis, after eliminating (a) all intercompany items between the Parent and any Restricted Subsidiary and (b) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.


                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Parent and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Parent and its Consolidated Restricted Subsidiaries in such period but not included in such interest expense, without duplication (a) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (b) amortization of debt discount and debt issuance costs, (c) capitalized interest, (d) noncash interest expense, (e) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing, (f) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Parent or any Restricted Subsidiary, (g) net costs associated with Hedging Obligations (including amortization of fees), (h) dividends in respect of all Disqualified Stock of the Parent or the Company and all Preferred Stock of any of the Subsidiaries of the Parent (other than the Company), to the extent held by Persons other than the Parent or a Wholly Owned Subsidiary, (i) interest Incurred in connection with investments in discontinued operations, and (j) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Parent) in connection with Indebtedness Incurred by such plan or trust.

                  "Consolidated Net Income" means, for any period, the net income of the Parent and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net
--------  -------
Income:

                  (a) subject to the limitations contained in clause (b) below any net income of any Person (other than the Parent) if such Person is not a Restricted Subsidiary, except that (i) subject to the limitations contained in clause (e) below, the Parent's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Parent or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (d) below) and (ii) the Parent's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

                  (b) all net income and net loss attributable to each Foreign Equity Investment shall be excluded from Consolidated Net Income, and in lieu thereof, the amount determined as follows shall be included in Consolidated Net Income: (i) the Parent's equity in the pretax net income and pretax net loss attributable to each Foreign Equity Investment shall be determined in the aggregate (so that pretax net losses offset corresponding amounts of pretax net income); (ii) if the amount determined pursuant to subclause (i) is positive, it shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Persons during such period to the Parent or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (d) below); and (iii) if the amount determined pursuant to subclause (i) is negative, such loss shall be included in determining such Consolidated Net Income;

                  (c) any net income (or loss) of any Person acquired by the Parent or a Subsidiary of the Parent in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (d) any net income (or loss) of any Restricted Subsidiary, other than the Company, if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, except that (i) subject to the limitations contained in clause (e) below, the Parent's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Parent or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and (ii) the Parent's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (e) any gain (but not loss) realized upon the sale or other disposition of any asset of the Parent or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                  (f)  any extraordinary gain or loss;

               (g) the cumulative effect of a change in accounting principles;
          and

               (h) for periods prior to July 12, 2000, any net income attributable to Stilwell Financial Inc., a Delaware corporation, and its subsidiaries.

Notwithstanding the foregoing, for the purposes of Section 5.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Parent or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to clause (a)(iv)(3)(D) thereof.

                  "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Parent and its Consolidated Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of: (a) minority interests in consolidated Subsidiaries held by Persons other than the Parent or a Restricted Subsidiary; (b) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors; (c) any revaluation or other write-up in book value of assets subsequent to the Closing Date as a result of a change in the method of valuation in accordance with GAAP consistently applied; (d) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (e) treasury stock; (f) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and (g) Investments in and assets of Unrestricted Subsidiaries.

                  "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Parent and its Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of the Parent ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (a) the par or stated value of all outstanding Capital Stock of the Parent plus (b) paid-in capital or capital surplus relating to such Capital Stock plus (c) any retained earnings or earned surplus less (i) any accumulated deficit and (ii) any amounts attributable to Disqualified Stock.


                  "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Parent in accordance with GAAP consistently applied; provided, however, that "Consolidation" shall not include
                      --------  -------
consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Parent or any Restricted Subsidiary in an Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

                  "Credit Agreement" means the Credit Agreement dated as of January 11, 2000, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time, among the Parent, the Company, the lenders party thereto, The Chase Manhattan Bank, as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender, The Bank of Nova Scotia, as Syndication Agent, and Fleet National Bank, as Documentation Agent (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Securities at the time outstanding).

                  "Custodial Agent" shall have the meaning set forth in the Pledge Agreement.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Designated Sale/Leaseback Transaction" means any Sale/Leaseback Transaction that at the time of determination (a) has been designated a Designated Sale/Leaseback Transaction by the Board of Directors by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and (b) has not been removed as a Designated Sale/Leaseback Transaction by the Board of Directors by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such removal.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Parent or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an
--------  -------
Incurrence of Indebtedness or Disqualified Stock, as applicable) or (c) is redeemable at the option of the holder thereof, in whole or in part, in the case of each of clauses (a), (b) and (c) on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock
                                   --------  -------
that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Section 5.06.

                  "EBITDA" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (a) income tax expense of the Parent and its Consolidated Restricted Subsidiaries, (b) Consolidated Interest Expense,
(c) depreciation expense of the Parent and its Consolidated Restricted Subsidiaries and (d) amortization expense of the Parent and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period) in each case for such period; provided, however, that (i) for any period including any fiscal quarter or
--------  -------
portion thereof prior to the Spin-Off, EBITDA shall for all purposes be determined on a pro forma basis as if the Spin-Off had occurred at the beginning of such period and (ii) there shall be excluded in determining EBITDA for any period including the date of the Spin-off the net effect of the aggregate amount of restructuring charges attributable to the Spin-Off, not exceeding $3 million. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of the Parent shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Parent by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

                  "Equity Offering" means an underwritten primary public offering of common stock of the Parent or the Company pursuant to an effective registration statement under the Securities Act or a bona fide private placement of the common stock of the Parent or the Company on arm's length terms to unaffiliated third parties.

                  "Exchange Act" means the Securities Exchange Act of 1934.

                  "Excluded Contributions" means net cash proceeds received by the Parent or the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to (x) a Subsidiary of the Parent or (y) an employee stock ownership plan or other trust established by the Parent or any of its Subsidiaries), in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed on the date such Capital Stock is issued or sold which are excluded from the calculation set forth in Section 5.04(a)(iv)(3).

                  "Failed Initial Remarketing" shall have the meaning set forth in Section 4.01(g).

                  "Failed Secondary Remarketing" shall have the meaning set forth in Section 4.02(h).

                  "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

                  "Foreign Equity Investment" means any investment in Mexrail, Inc., The Texas Mexican Railway Company, TFM, Grupo TFM, Panama Canal Railway Company or Panarail Tourism Company or their successors for which the equity method of accounting is used.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) statements and pronouncements of the Financial Accounting Standards Board, (c) such other statements by such other entities as approved by a significant segment of the accounting profession and (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to

Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

     "Grupo TFM" means Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V.

     "Grupo TFM Disposition" means any sale, transfer or other disposition for cash (or series of related sales, transfers or dispositions) by Caymex Transportation, Inc. or Nafta Rail S.A. de C.V. of any shares of Capital Stock of Nafta Rail S.A. de C.V., Grupo TFM, TFM or any combination thereof, in each case on arm's length terms to unaffiliated third parties.

     "Grupo TFM Investment" means (i) any purchase or acquisition by Nafta Rail S.A. de C.V. of any shares of Capital Stock of Grupo TFM or TFM from the government of Mexico or an instrumentality thereof or (ii) any capital contribution made to Grupo TFM, TFM or both to fund the purchase by it or them, if applicable, of shares of Capital Stock of Grupo TFM, TFM or both from the government of Mexico or an instrumentality thereof, in each case made with the proceeds of a Grupo TFM Disposition.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term
                                          --------  -------
"Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement.

     "Holder" means the Person in whose name a Security is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person
     --------  -------
existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

               "Indebtedness" means, with respect to any Person on any date of determination, without duplication:

               (a) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

               (b) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

               (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

               (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

               (e) all Capitalized Lease Obligations and all Attributable Debt of such Person;

               (f) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person that is not a Note Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

               (g) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of
                       --------  -------
          such Person shall be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Persons;

               (h) Hedging Obligations of such Person; and

               (i) all obligations of the type referred to in clauses (a) through (h) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

               "Indenture" means this Indenture as amended or supplemented from time to time.

               "Initial Remarketing Date" means the third business day immediately preceding [ ].

               "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 5.04, (a) "Investment" shall include the portion (proportionate to the Parent's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Parent at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a
            --------  -------
Restricted Subsidiary, the Parent shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (i) the Parent's "Investment" in such Subsidiary at the time of such redesignation less (ii) the portion (proportionate to the Parent's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

                  "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's Investors Service, Inc. or BBB- (or the equivalent) by Standard & Poor's Ratings Group, Inc.

                  "Issue Date", with respect to any Securities, means the date on which the Securities are originally issued.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Maturity Date" means [         ].

                  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (b) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (d) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Parent or any Restricted Subsidiary after such Asset Disposition.

                  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Note Guarantee" means each Guarantee of the obligations with respect to the Securities issued by a Person pursuant to the terms of this Indenture.

                  "Note Guarantor" means any Person that has issued a Note Guarantee.

                  "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Parent. "Officer" of a Note Guarantor has a correlative meaning.

                  "Officers' Certificate" means a certificate signed by two Officers.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Parent, the Company, a Note Guarantor or the Trustee.

                  "Parent" means Kansas City Southern Industries, Inc., a Delaware corporation, until a successor replaces it and, thereafter, means the successor.

                  "Permitted Business" means any business engaged in by the Parent or any Restricted Subsidiary on the Closing Date and any Related Business.

                  "Permitted Investment" means an Investment by the Parent or any Restricted Subsidiary in (a) the Parent, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a
--------  -------
Permitted Business; (b) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Parent or a Restricted Subsidiary; provided, however, that such Person's primary business is a Permitted Business;
--------  -------
(c) Temporary Cash Investments; (d) receivables owing to the Parent or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided,
                                                                       --------
however, that such trade terms may include such concessionary trade terms as the
-------
Parent or any such Restricted Subsidiary deems reasonable under the circumstances; (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(f) loans or advances to employees made in the ordinary course of business consistent with past practices of the Parent or such Restricted Subsidiary and not exceeding $2.0 million in the aggregate outstanding at any one time;

(g) Stock Purchase Loans not exceeding $3.0 million in the aggregate outstanding at any one time; (h) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Parent or any Restricted Subsidiary or in satisfaction of judgments; (i) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 5.06; (j) The Texas Mexican Railway Company or any other domestic railway company that owns railways that are contiguous with those owned by the Company in the form of Guarantees for the benefit of, or capital contributions or loans to, or sale/leaseback transactions with, The Texas Mexican Railway Company or such other domestic railway company; provided, however, that the
                                                --------  -------
aggregate amount of such capital contributions, loans and guaranteed Indebtedness and sale/leaseback transactions shall not exceed $50.0 million; (k) any company that is engaged in the same line of business as the Company or a related line of business in the form of Guarantees for the benefit of, or capital contributions or loans to, or sale/leaseback transactions with, such company; provided, however, that the aggregate amount of such capital
         --------  -------
contributions, loans and guaranteed Indebtedness and sale/leaseback transactions shall not exceed $50.0 million; (l) Grupo TFM Investments; (m) the Panarail Tourism Company, provided, however, that the aggregate amount of all such
                 --------  -------
Investments in the Panarail Tourism Company made after the Closing Date shall not exceed $5.0 million; or (n) the Panama Canal Railway Company; provided,
                                                                  --------
however, that the aggregate amount of all such Investments in the Panama Canal
-------
Railway Company made after the Closing Date shall not exceed $20.0 million.


     "Permitted Liens" means, with respect to any Person:

          (a) Liens to secure Indebtedness permitted pursuant to clauses (b)(i) and (b)(vii) of Section 5.03;

          (b) Liens for taxes, assessments or governmental charges or levies on such Person's property if the same shall not at the time be delinquent or thereafter can be paid without penalty or are being contested in good faith and by appropriate proceedings;

          (c) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business that secure payment of obligations (i) which are being contested in good faith by appropriate proceedings or (ii) for which such Person or any of its Subsidiaries, as applicable, has posted a bond supported only by cash;

          (d) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, laws providing for old age pensions or other social security or retirement benefits, or similar legislation or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (e) utility easements, building restrictions and such other encumbrances or charges against real property and defects and irregularities in the title thereto or facts an accurate survey of the property would show and landlords' and lessors' liens under leases to which such Person or any of its Subsidiaries is a party, none of which in any material way affect the marketability of the same or interfere with the use thereof in the ordinary course of the business of such Person or its Subsidiaries;

          (f) Liens existing on the Closing Date;

          (g) any Lien on any property or asset prior to the acquisition thereof by such Person or any of its Subsidiaries or existing on any property or asset of any other Person that becomes a Subsidiary of such Person after the Closing Date prior to the time such other Person becomes a Subsidiary of such Person; provided, however, that (i) such Lien is not created,
                     --------  -------
     Incurred or assumed in contemplation of or in connection with such acquisition or such other Person becoming a Subsidiary of such Person, as the case may be, (ii) such Lien shall not apply to any other property or assets of such Person or its Subsidiaries and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such other Person becomes a Subsidiary of such Person, as the case may be;

          (h) Liens on fixed or capital assets acquired, constructed or improved by such Person or any of its Subsidiaries; provided, however, that (i) such
                                                --------  -------
     Liens secure Indebtedness permitted pursuant to Section 5.03(b)(vi), (ii) such Liens and the Indebtedness secured thereby are Incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of such Person or any of its Subsidiaries;

          (i) judgment Liens in respect of judgments that do not constitute an Event of Default pursuant to Section 7.01(i);

          (j) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

          (k) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

          (l) Liens securing obligations under Interest Rate Agreements so long as such obligations relate to Indebtedness that is, and is permitted under the Indenture to be, secured by a Lien on the same property securing such obligations; and

          (m) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g) and (h); provided, however, that:

                           (i) such new Lien shall be limited to all or part of
                  the same property that secured the original Lien (plus improvements to or on such property) and

                           (ii) the Indebtedness secured by such Lien at such
                  time is not increased to any amount greater than the sum of:
                  (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clauses (f), (g) or (h) at the time the original Lien became a Permitted Lien under this Indenture and (2) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Pledge Agreement" means the Pledge Agreement dated as of [ ], 2001 among the Parent, [ ] as collateral agent, custodial agent and securities intermediary and [ ], as purchase contract agent and attorney-in-fact.

                  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                  "Purchase Contract Agreement" means the Purchase Contract Agreement dated as of [ ], 2001, among the Parent and [ ] as purchase contract agent.

                  "Purchase Contract Settlement Date" means [                ].

                  "Purchase Money Indebtedness" means Indebtedness (a) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (b) Incurred to finance the acquisition by the Parent or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that such
                                             --------  -------
Indebtedness is incurred within 180 days after the acquisition by the Parent or such Restricted Subsidiary of such asset.

                  "Rating Agency" means Standard & Poor's Ratings Group, Inc. and Moody's Investors Service, Inc. or, if Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc. or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Parent (as certified by the Board of Directors) which shall be substituted for

Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc. or both, as the case may be.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism), in whole or in part, any Indebtedness of the Parent or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with this Indenture including Indebtedness of the Parent that Refinances Refinancing Indebtedness; provided, however, that (a) the Refinancing
                                     --------  -------
Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (b) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (c) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced and (d) if the Indebtedness being refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced; provided further, however, that
                                      --------  -------
Refinancing Indebtedness shall not include (i) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or (ii) Indebtedness of the Parent or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

                  "Regular Record Date" means, with respect to any Interest Payment Date for the Securities, the close of business on the first day of the month in which such Interest Payment Date falls.

                  "Related Business" means any business related, ancillary or complementary to the businesses of the Parent and the Restricted Subsidiaries on the Closing Date.

                  "Remarketing Agent" means [ ] or any successor thereto or replacement Remarketing Agent under the Remarketing Agreement.

                  "Remarketing Agreement" means the Remarketing Agreement, dated as of [ ], 2001, among the Parent, [ ] as Remarketing Agent and [ ] as purchase contract agent and attorney-in-fact.

                  "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

                  "Reset Effective Date" means (a) [ ] in case the interest rate is reset on the Initial Remarketing Date, or (b) the Purchase Contract Settlement Date, in case the interest rate is reset on the Secondary Remarketing Date.

                  "Restricted Subsidiary" means the Company and any other Subsidiary of the Parent other than an Unrestricted Subsidiary.

                  "Sale/Leaseback Transaction" means an arrangement entered into after the date of this Indenture relating to property now owned or hereafter acquired by the Parent or a Restricted Subsidiary whereby the Parent or a Restricted Subsidiary transfers such property to a Person and the Parent or such Restricted Subsidiary leases it from such Person, other than leases between the Parent and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.


                  "SEC" means the Securities and Exchange Commission.

                  "Secondary Remarketing Date" means the third business day immediately preceding the Purchase Contract Settlement Date.

                  "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of a Note Guarantor has a correlative meaning.

                  "Securities" means the Securities issued under this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Indebtedness" of the Company or any Note Guarantor means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or any Note Guarantor, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) and fees and other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of the Company or any Note Guarantor, as applicable, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the Securities or such Note Guarantor's Note Guarantee; provided,
                                                                   --------
however, that Senior Indebtedness shall not include (a) any obligation of the
-------
Company to the Parent or any other Subsidiary of the Parent or any obligation of such Note Guarantor to the Parent or any other Subsidiary of the Parent, (b) any liability for Federal, state, local or other taxes owed or owing by the Company or such Note Guarantor, as applicable, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (d) any Indebtedness or obligation of the Company or such Note Guarantor, as applicable, (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company or such Note Guarantor, including any Subordinated Obligations of the Company or such Note Guarantor, (e) any obligations with respect to any Capital Stock or (f) any Indebtedness Incurred in violation of this Indenture.

                  "Significant Subsidiary" means any Restricted Subsidiary other than the Company that would be a "Significant Subsidiary" of the Parent within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                  "Spin-Off" means the distribution by the Parent of all the issued and outstanding common stock of Stilwell Financial Inc., a Delaware corporation, to the shareholders of the Parent on July 12, 2000 as described in the Form 10 filed by Stilwell Financial Inc. with the SEC which became effective on June 15, 2000.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the Company unless such contingency has occurred).

                  "Stock Purchase Loans" means loans or advances made by the Parent or any Restricted Subsidiary in the ordinary course of business to employees for the purpose of purchasing restricted shares of common stock of the Parent.

                  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities pursuant to a written agreement. "Subordinated Obligation" of a Note Guarantor has a correlative meaning.

                  "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

                  "Supplemental Remarketing Agreement" means an agreement among the Company and the Purchase Contract Agent entered into pursuant to the Remarketing Agreement.

                  "Temporary Cash Investments" means any of the following: (a) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (b) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above, (d) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Parent) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), and (e) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.S.(S)(S)
                                                                  -----
77aaa-77bbbb) as in effect on the Closing Date.

                  "TFM" means Transportation Ferroviaria Mexicana, S.A. de C.V.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Subsidiary" means (a) any Subsidiary of the Parent that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Parent (including any newly acquired or newly formed Subsidiary of the Parent but excluding the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Parent or any other Subsidiary of the Parent that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (i) the
                                --------  -------
Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (ii) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under Section 5.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (a)
--------  -------

the Parent could Incur $1.00 of additional Indebtedness under Section 5.03(a) and (b) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Parent all the Capital Stock of which (other than directors' qualifying shares) is owned by the Parent or another Wholly Owned Subsidiary.

                  SECTION 1.02.  Other Definitions.
                                 ------------------

                                                                 Defined in
 Term                                                              Section
 ----                                                            ----------
"Affiliate Transaction" .......................................     5.07(a)
"Appendix" ....................................................     2.01
"Bankruptcy Law" ..............................................     7.01
"beneficially own" ............................................     1.01
"Clearing Agency" .............................................     Appendix A
"covenant defeasance option" ..................................     9.01(b)
"Custodian" ...................................................     7.01
"Definitive Securities" .......................................     Appendix A
"Event of Default" ............................................     7.01
"Global Securities" ...........................................     Appendix A
"Guaranteed Obligations" ......................................     11.01
"incorporated provision" ......................................     12.01
"Securities" ..................................................     Preamble
"legal defeasance option" .....................................     9.01(b)
"Legal Holiday" ...............................................     12.08
"Notice of Default" ...........................................     7.01
"Offer" .......................................................     5.06(b)
"Offer Amount" ................................................     5.06(c)(ii)
"Offer Period" ................................................     5.06(c)(ii)
"Paying Agent" ................................................     2.03
"protected purchaser" .........................................     2.07
"Purchase Date" ...............................................     5.06(c)(i)
"Registrar" ...................................................     2.02
"Restricted Payment" ..........................................     5.04(a)
"Securities Custodian" ........................................     Appendix A
"Successor Company" ...........................................     6.01(a)

                  SECTION 1.03. Incorporation by Reference of Trust Indenture
                                ---------------------------------------------
Act. This Indenture is subject to the mandatory provisions of the TIA, which are
---
incorporated by
reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities and the Note Guarantees.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company, the Note Guarantors and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04.  Rules of Construction.  Unless the context
                                 ---------------------
otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c) "or" is not exclusive;

                  (d) "including" means including without limitation;

                  (e) words in the singular include the plural and words in the plural include the singular;

                  (f) the following terms have the meanings given to them in the Purchase Contract Agreement: (a) Purchase Contract; (b) Applicable Principal Amount; (c) Authorized Newspaper; (d) Cash Settlement; (e) Clearing Agency Participant; (f) Collateral Agent; (g) Corporate Units;
         (h) Initial Remarketing; (i) Purchase Contract Agent; (j) Quotation Agent; (k) Redemption Price; (l) Reset Agent; (m) Reset Announcement Date; (n) Reset Rate; (o) Reset Spread; (q) Reset Spread Cap; (r) Secondary Remarketing; (s) Tax Event; (t) Treasury Portfolio; (u) Treasury Portfolio Purchase Price; (v) Treasury Units; (x) Three-Year Benchmark Treasury; and (y) Three-Year and One-Quarter Year Benchmark Treasury.

                  (g) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

                  (h) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.


                                   ARTICLE 2

                                 The Securities
                                 --------------

                  SECTION 2.01. Form and Dating. Provisions relating to the
                                ---------------
Securities are set forth in Appendix A hereto (the "Appendix"), which is hereby incorporated in and expressly made a part of this Indenture. The Securities and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Parent, the Company or any Note Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $25 and integral multiples thereof.

                  SECTION 2.02. Execution and Authentication.  Two Officers
                                ----------------------------
shall sign the Securities for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and make available for delivery Securities as set forth in the Appendix.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.03. Registrar and Paying Agent. (a) The Company
                                --------------------------
shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars.

The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Securities and (ii) the Securities Custodian with respect to the Global Securities.

                  (b) The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 8.07. The Parent or any of its domestically organized Wholly Owned Subsidiaries, including the Company, may act as Paying Agent or Registrar.

                  (c) The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided,
                                                                     --------
however, that no such removal shall become effective until (i) acceptance of an
-------
appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. Thereupon the removal shall become effective and the successor or Trustee, as the case may be, shall have all the rights, powers and duties of the Registrar or Paying Agent under this Indenture. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

                  SECTION 2.04. Paying Agent to Hold Money in Trust. Prior to
                                -----------------------------------
each due date of the principal of and interest on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, interest and liquidated damages (if any) when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Parent, the Company or a Subsidiary of the Parent acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.05. Holder Lists. The Trustee shall preserve in as
                                ------------
current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

                  SECTION 2.06. Transfer and Exchange. The Securities shall be
                                ---------------------
issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities.

                  Prior to the due presentation for registration of transfer of any Security, the Company, the Note Guarantors, the Trustee, the Paying Agent, and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to conditions set forth in the Securities) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, any Note Guarantor, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

                  Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

                  All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  SECTION 2.07. Replacement Securities. If a mutilated Security
                                ----------------------
is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

                  Every replacement Security is an obligation of the Company.

                  The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

                  SECTION 2.08. Outstanding Securities. Securities outstanding
                                ----------------------
at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. Subject to Section 12.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced or paid pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced or paid Security is held by a protected purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, interest and liquidated damages, if any, payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.09. Temporary Securities. In the event that
                                --------------------
Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall, upon the written order of the Company, authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

                  SECTION 2.10. Cancelation. The Company at any time may deliver
                                -----------
Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancelation and shall dispose of canceled Securities in accordance with its customary procedures or deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

                  SECTION 2.11. Defaulted Interest. If the Company defaults in a
                                ------------------
payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.12. CUSIP Numbers. The Company in issuing the
                                 ------------
Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no
         --------  -------
representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.


                                   ARTICLE 3

                                   Redemption
                                   ----------

                  SECTION 3.01. Tax Event Redemption. If a Tax Event shall occur
                                --------------------
and be continuing, the Company may, at its option, redeem the Securities in whole (but not in part) at any time at a price per Security equal to the Redemption Price. Installments of interest on Securities which are due and payable on or prior to the date of redemption (the "Tax Event Redemption Date") will be payable to the Holders of the Securities registered as such at the close of business on the Regular Record Date. If, following the occurrence of a Tax Event prior to the Purchase Contract Settlement Date, the Company exercises its option to redeem the Securities, the Company shall appoint the Quotation Agent to assemble the Treasury Portfolio in consultation with the Company. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Tax Event Redemption Date to each registered Holder of the Securities to be repaid at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the Tax Event Redemption Date interest shall cease to accrue on the Securities.

                  SECTION 3.02. Redemption Procedures for Securities. Payment of
                                ------------------------------------
the Redemption Price to each Holder of Securities shall be made by the Company, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds at such place and to such account as may be designated by each such Holder of Securities, including the Trustee or the Collateral Agent, as the case maybe. If the Trustee holds immediately available funds sufficient to pay the Redemption Price of the Securities, then, on such Tax Event Redemption Date, such Securities will cease to be outstanding and interest thereon will cease to accrue, whether or not such Securities have been received by the Company, and all other rights of the Holder in respect of the Securities shall terminate and lapse (other than the right to receive the Redemption Price upon delivery of such Securities but without interest on such Redemption Price).

                  SECTION 3.03.  No Sinking Fund.  The Securities are not
                                 ---------------
entitled to the benefit of any sinking fund.

                                    ARTICLE 4

                                   Remarketing
                                   -----------

                  SECTION 4.01. Initial Remarketing Procedures. (a) The Company
                                ------------------------------
will request, not later than seven nor more than 15 calendar days prior to the Initial Remarketing Date that the Clearing Agency notify the Holders of the Securities and the Holders of Corporate Units and Treasury Units of the Initial Remarketing.

                  (b) Not later than 5:00 P.M., New York City time, on the second Business Day immediately preceding the Initial Remarketing Date, each Holder of the Securities not constituting components of Corporate Units may elect to have Securities held by such Holder remarketed. Holders of Securities that are not a component of Corporate Units shall give notice of their election to have such Securities remarketed to the Custodial Agent pursuant the procedures set forth in Section 4.03. Under Section 5.03 of the Purchase Contract Agreement, Securities that constitute components of Corporate Units will be remarketed as provided therein and in this Section 4.01. The Securities constituting components of Corporate Units shall be deemed tendered, notwithstanding any failure by the Holder of such Corporate Units to deliver or properly deliver such Securities to the Remarketing Agent for purchase.

                  (c) The right of each Holder to have Securities tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) Securities tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Securities at a price per Security such that the aggregate price for the Applicable Principal Amount of Securities is not less than 100% of the Treasury Portfolio Purchase Price, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

                  (d) On the Initial Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket, at a price per Security such that the aggregate price for the Applicable Principal Amount of Securities is equal to approximately 100.25% of the Treasury Portfolio Purchase Price, Securities tendered or deemed tendered for purchase.

                  (e) If there are no Corporate Units outstanding and none of the Holders elect to have Securities held by them remarketed, the Reset Rate shall be the rate determined by the Reset Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Initial Remarketing Date.

                  (f) If the Remarketing Agent has determined that it will be able to remarket all Securities tendered or deemed tendered prior to 4:00 P.M., New York City time, on the Initial Remarketing Date, the Reset Agent, subject to the terms of the Remarketing Agreement, shall determine the Reset Rate.

                  (g) If, by 4:00 P.M., New York City time, on the Initial Remarketing Date, the Remarketing Agent is unable to remarket all Securities tendered or deemed tendered for purchase or if the Initial Remarketing shall not have occurred because a condition precedent to the Remarketing shall not have been fulfilled, a failed remarketing ("Failed Initial Remarketing") shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Collateral Agent, Company, Trustee, Purchase Contract Agent and Clearing Agency.

                  (h) By approximately 4:30 P.M., New York City time, on the Initial Remarketing Date, provided that there has not been a Failed Initial Remarketing, the Remarketing Agent shall advise, by telephone (i) the Collateral Agent, the Company, Trustee, Purchase Contract Agent and Clearing Agency of the Reset Rate determined in the Initial Remarketing and the aggregate principal amount of Securities sold in the Initial Remarketing, (ii) each purchaser (or the Clearing Agency Participant thereof) of the Reset Rate and the aggregate principal amount of Securities such purchaser is to purchase and (iii) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on [ , 200[ ] in same day funds against delivery of the Securities purchased through the facilities of the Clearing Agency.

                  (i) In accordance with the Clearing Agency's normal procedures, on [ , 200[ ]], the transactions described above with respect to each Security tendered for purchase and sold in the Initial Remarketing shall be executed through the Clearing Agency, and the accounts of the respective Clearing Agency Participants shall be debited and credited and such Securities delivered by book entry as necessary to effect purchases and sales of such Securities. The Clearing Agency shall make payment in accordance with its normal procedures.

                  (j) If any Holder selling Securities in the Initial Remarketing fails to deliver such Securities, the Clearing Agency Participant of such selling Holder and of any other Person that was to have purchased Securities in the Initial Remarketing may deliver to any such other Person an aggregate principal amount of Securities that is less than the aggregate principal amount of Securities that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Securities to be so delivered shall be determined by such Clearing Agency Participant, and delivery of such lesser aggregate principal amount of Securities shall constitute good delivery.

                  (k) The Remarketing Agent is not obligated to purchase any Securities in the Initial Remarketing or otherwise. Neither the Trustee, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Securities for remarketing.

                  (l) The tender and settlement procedures set in this Section 4.01, including provisions for payment by purchasers of Securities in the Initial Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Clearing Agency or if the book-entry system is no longer available for the Securities at the time of the Initial Remarketing, to facilitate the tendering and remarketing of Securities in certificated form. In addition, the Remarketing

Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

                  (m) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law and, as provided in the Remarketing Agreement, neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Securities and they shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the 10th Business Day before [ ]) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

                  SECTION 4.02. Secondary Remarketing Procedures. (a) If a
                                --------------------------------
Failed Initial Remarketing has occurred, the Parent will request, not later than seven nor more than 15 calendar days prior to the Secondary Remarketing Date that the Clearing Agency notify the Holders of the Securities and the Holders of Corporate Units and Treasury Units of the Secondary Remarketing.

                  (b) Not later than 5:00 P.M., New York City time, on the second Business Day immediately preceding the Secondary Remarketing Date, each Holder of the Securities may elect to have Securities held by such Holder remarketed. Under Section 5.04 of the Purchase Contract Agreement, Holders of Corporate Units that do not give notice of intention to make a Cash Settlement of their related Purchase Contracts shall be deemed to have consented to the disposition of the Securities constituting a component of such Corporate Units. Holders of Securities that are not a component of Corporate Units shall give notice of their election to have such Securities remarketed to the Custodial Agent pursuant the procedures set forth in Section 4.03.

                  (c) If any Holder of Corporate Units does not give a notice of its intention to make a Cash Settlement or gives a notice of election to tender Securities as described in Section 4.02(b), the Securities of such Holder shall be deemed tendered, notwithstanding any failure by such Holder to deliver or properly deliver such Securities to the Remarketing Agent for purchase.

                  (d) The right of each Holder to have Securities tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) Securities tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Securities at a price of not less than 100% of the principal amount thereof, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

                  (e) If a Failed Initial Remarketing has occurred, on the Secondary Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket, at a price equal to approximately 100.25% of the aggregate principal amount thereof, Securities tendered or deemed tendered for purchase.

                  (f) If none of the Holders elect or are deemed to have elected to have Securities held by them remarketed, the Reset Rate shall be the rate determined by the Reset Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Secondary Remarketing Date.

                  (g) If the Remarketing Agent has determined that it will be able to remarket all Securities tendered or deemed tendered prior to 4:00 P.M., New York City time, on the Secondary Remarketing Date, the Reset Agent shall, subject to the terms of the Remarketing Agreement, determine the Reset Rate.

                  (h) If, by 4:00 P.M., New York City time, on the Secondary Remarketing Date, the Remarketing Agent is unable to remarket all Securities tendered or deemed tendered for purchase or if the Secondary Remarketing shall not have occurred because a condition precedent to the Secondary Remarketing shall not have been fulfilled, a failed remarketing ("Failed Secondary Remarketing") shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Collateral Agent, Company, Trustee, Purchase Contract Agent and Clearing Agency.

                  (i) By approximately 4:30 P.M., New York City time, on the Secondary Remarketing Date, provided that there has not been a Failed Secondary Remarketing, the Remarketing Agent shall advise, by telephone (i) the Collateral Agent, the Company, Trustee, and Clearing Agency of the Reset Rate determined in the Secondary Remarketing and the aggregate principal amount of Securities sold in the Secondary Remarketing, (ii) each purchaser (or the Clearing Agency Participant thereof) of the Reset Rate and the aggregate principal amount of Securities such purchaser is to purchase and (iii) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the Securities purchased through the facilities of the Clearing Agency.

                  (j) In accordance with the Clearing Agency's normal procedures, on the Purchase Contract Settlement Date, the transactions described above with respect to each Security tendered for purchase and sold in the Secondary Remarketing shall be executed through the Clearing Agency, and the accounts of the respective Clearing Agency Participants shall be debited and credited and such Securities delivered by book entry as necessary to effect purchases and sales of such Securities. The Clearing Agency shall make payment in accordance with its normal procedures.

                  (k) If any Holder selling Securities in the Secondary Remarketing fails to deliver such Securities, the Clearing Agency Participant of such selling Holder and of any other Person that was to have purchased Securities in the Secondary Remarketing may deliver to any such other Person an aggregate principal amount of Securities that is less than the aggregate principal amount of Securities that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Securities to be so delivered shall be determined by such Clearing Agency Participant, and delivery of such lesser aggregate principal amount of Securities shall constitute good delivery.

                  (l) The Remarketing Agent is not obligated to purchase any Securities in the Secondary Remarketing or otherwise. Neither the Trust, any Trustee, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Securities for remarketing.

                  (m) The tender and settlement procedures set in this Section 4.02, including provisions for payment by purchasers of Securities in the Secondary Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Clearing Agency or if the book-entry system is no longer available for the Securities at the time of the Secondary Remarketing, to facilitate the tendering and remarketing of Securities in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

                  SECTION 4.03 Optional Remarketing. (a) Pursuant to the
                               --------------------
Remarketing Agreement and subject to the terms of the Supplemental Remarketing Agreement, on or prior to the second Business Day immediately preceding the Initial Remarketing Date or the Secondary Remarketing Date, as applicable, but no earlier than the Payment Date immediately preceding such date, Holders of Securities that are not a component of Corporate Units may elect to have their Securities remarketed by delivering their Securities, together with a notice of such election, substantially in the form of Exhibit C to the Pledge Agreement, to the Custodial Agent. The Custodial Agent shall hold such Securities in an account separate from the Collateral Account. On or prior to 5:00 P.M., New York City time, on the second Business Day immediately preceding the Initial Remarketing Date or the Secondary Remarketing Date, as applicable, a Holder of Securities that are not a component of Corporate Units electing to have its Securities remarketed will also have the right to withdraw such election by written notice to the Custodial Agent, substantially in the form of Exhibit D to the Pledge Agreement, upon which notice the Custodial Agent shall return such Securities to such Holder. The election by a Holder of Securities that are not a component of Corporate Units to have its Securities remarketed may not be conditioned upon the level at which the Reset Rate is established, and is irrevocable after 5:00 P.M., New York City time, on the second Business Day immediately preceding the Initial Remarketing Date or the Secondary Remarketing Date, as applicable. On the business day immediately preceding the Initial Remarketing Date or the Secondary Remarketing Date, as applicable, the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of the Securities to be remarketed and will deliver to the Remarketing Agent for remarketing all Securities delivered to the Custodial Agent pursuant to this
Section 4.03 and not withdrawn pursuant to the terms hereof prior to such date. After deducting the Remarketing Fee to the extent permitted under the terms of the Remarketing Agreement, the Remarketing Agent will remit to the Custodial Agent the remaining portion of the proceeds for the benefit of such Holders. In the event of a Failed Initial Remarketing or a Failed Secondary Remarketing, as applicable, the Remarketing Agent will promptly return such Securities to the Custodial Agent for redelivery to such Holders.

                  (b) In the event of a Failed Secondary Remarketing, the Reset Rate on the Securities that are not a component of Corporate Units will be equal to the rate determinated by the Reset Agent, in connection with the remarketing effort on the

Secondary Remarketing Date, as the rate the Securities should bear in order for each Security to have an approximate market value of 100.25% of its principal amount. The Reset Rate will be equal to the sum of the Reset Spread and the Three-Year Benchmark Treasury or Three and One-Quarter Year Benchmark Treasury, as applicable, and will be determined by the Reset Agent, provided, however, the Reset Spread will not, without the Company's consent, exceed the Reset Spread Cap.


                                    ARTICLE 5

                                   Covenants
                                   ---------

                  SECTION 5.01. Payment of Securities. The Company shall
                                ---------------------
promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 5.02. SEC Reports. The Parent will (i) file with the
                                -----------
SEC and provide the Trustee for delivery to the Holders and prospective Holders (upon request) within 15 days after it files them with the SEC a copy of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act and (ii) furnish to the Trustee for delivery to the Holders, promptly upon their becoming available, a copy of its annual report to shareholders and any other information provided by it to its public shareholders generally. In addition, following an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act, the Parent shall furnish to the Trustee for delivery to the Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally. The Parent also will comply with the other provisions of Section 314(a) of the TIA. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder.

                  SECTION 5.03. Limitation on Indebtedness. (a) The Parent will
                                --------------------------
not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Parent or any
                              --------  -------
Restricted Subsidiary that is a Note Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto the Consolidated Coverage Ratio would be greater than 2.0:1.

                  (b) Notwithstanding Section 5.03(a), the Parent and the Restricted Subsidiaries may Incur the following Indebtedness:

                  (i) Bank Indebtedness in an aggregate principal amount not to exceed (1) in the case of any term borrowings, $400.0 million less the aggregate amount of all (A) prepayments of principal (other than those funded by Refinancing Indebtedness) applied to permanently reduce any such Indebtedness, (B) scheduled repayments of principal of, and reductions of commitments for, any such Indebtedness and (C) Attributable Debt in respect of Designated Sale/Leaseback Transactions and (2) in the case of any such Bank Indebtedness that consists of borrowings under a revolving credit facility,$250.0 million;

                  (ii) Indebtedness of the Parent owed to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Parent or any Wholly Owned Subsidiary; provided, however, that (1) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Parent or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof, (2) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and (3) if a Note Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to and held by a Wholly Owned Subsidiary that is not a Note Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Note Guarantor with respect to its Note Guarantee;

                  (iii) Indebtedness (1) represented by the Securities (not including any Additional Securities) and the Note Guarantees, (2) outstanding on the Closing Date (other than the Indebtedness described in clauses (i) and (ii) above), (3) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) (including Indebtedness that is Refinancing Indebtedness) or Section 5.03(a) and (4) consisting of Guarantees of any Indebtedness permitted under clauses (i) and (ii) of this paragraph (b);

                  (iv) (1) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Parent (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Parent); provided, however, that on the date
                                            --------  -------
         that such Restricted Subsidiary is acquired by the Parent, the Parent would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 5.03(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iv) and (2) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iv);

                  (v) Indebtedness (1) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Parent and the Restricted Subsidiaries in the ordinary course of their business, and (2) under Interest Rate Agreements entered into for bona fide hedging purposes of the Parent in the ordinary course of business; provided, however, that such Interest Rate Agreements do not
                   --------  -------
         increase the Indebtedness of the Parent outstanding at any time other than as a result of fluctuations in interest rates or by reason of fees, indemnities and compensation payable thereunder;

                  (vi) Purchase Money Indebtedness and Capitalized Lease Obligations (in an aggregate principal amount not in excess of 10% of Consolidated Net Tangible Assets at any time outstanding);

                  (vii) Attributable Debt in respect of Designated Sale/Leaseback Transactions in an aggregate principal amount not to exceed $400.0 million; or

                  (viii) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 5.03(a) or any other clause of this
         Section 5.03(b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (viii) and then outstanding, will not exceed $50.0 million.

                  (c) Notwithstanding the foregoing, the Company or any Note Guarantor may not Incur any Indebtedness pursuant to Section 5.03(b) if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness will be subordinated to the Notes or such Note Guarantor's Note Guarantee, as applicable, to at least the same extent as such Subordinated Obligations.

                  (d) Notwithstanding any other provision of this Section 5.03, the maximum amount of Indebtedness that the Parent or any Restricted Subsidiary may Incur pursuant to this Section shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 5.03:

                  (i) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Closing Date shall be treated as Incurred pursuant to Section 5.03(b)(i),

                  (ii) Indebtedness permitted by this Section 5.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section permitting such Indebtedness, and

                  (iii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section, the Parent, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

                  SECTION 5.04.  Limitation on Restricted Payments.  (a) The
                                 ---------------------------------
Parent will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

                  (i) declare or pay any dividend, make any distribution on or in respect of its Capital Stock or make any similar payment (including any payment in connection with any merger or consolidation involving the Parent, or any Subsidiary of the Parent) to the direct or indirect holders of its Capital Stock, except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and
         (y) dividends or distributions payable to the Parent or a Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Parent or other Restricted Subsidiaries, to its other shareholders on a pro rata basis),

                  (ii) purchase, repurchase, redeem, retire or otherwise acquire for value any Capital Stock of the Parent or any Restricted Subsidiary held by Persons other than the Parent or a Restricted Subsidiary,

                  (iii) purchase, repurchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition),

                  (iv) make any Investment (other than a Permitted Investment) in any Person, (any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, retirement, or other acquisition or Investment being herein referred to as a "Restricted Payment") if at the time the Parent or such Restricted Subsidiary makes such Restricted
         Payment:

                           (1) a Default will have occurred and be continuing (or would result therefrom);

                           (2) the Parent could not Incur at least $1.00 of additional Indebtedness under Section 5.03(a); or

                           (3) the aggregate amount of such Restricted Payment
                  and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Closing Date would exceed the sum, without duplication, of:

                                    (A) 50% of the Consolidated Net Income
                           accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit);

                                    (B) the aggregate Net Cash Proceeds received
                           by the Parent or the Company from the issue or sale of its Capital Stock (other than Disqualified Stock or in respect of Excluded Contributions) subsequent to the Closing Date (other than an issuance or sale to (x) a Subsidiary of the Parent or (y) an employee stock ownership plan or other trust established by the Parent or any of its Subsidiaries);

                                    (C) the amount by which Indebtedness of the
                           Parent or the Restricted Subsidiaries is reduced on the Parent's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Parent) subsequent to the Closing Date of any Indebtedness of the Parent or the Restricted Subsidiaries issued after the Closing Date which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Parent (less the amount of any cash or the Fair Market Value of other property distributed by the Parent or any Restricted Subsidiary upon such conversion or exchange);

                                    (D) the amount equal to the net reduction in
                           Investments in Unrestricted Subsidiaries resulting from (x) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Parent or any Restricted Subsidiary from Unrestricted Subsidiaries or (y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Parent or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; and

                                    (E)  $50.0 million.

         (b) The provisions of Section 5.04(a) shall not prohibit:

                           (i) any purchase, repurchase, redemption, retirement
                  or other acquisition for value of Capital Stock of the Parent made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Parent (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Parent or an employee stock ownership plan or other trust established by the Parent or any of its Subsidiaries); provided, however, that:
                                               --------  -------

                                    (1) such purchase, repurchase, redemption,
                           retirement or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments, and

                                    (2) the Net Cash Proceeds from such sale
                           applied in the manner set forth in this clause (i) will be excluded from the calculation of amounts under Section 5.04(a)(iv)(3)(B);

                           (ii) any prepayment, repayment, purchase, repurchase,
                  redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Parent made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Parent that is permitted to be Incurred pursuant to Section 5.03(b); provided, however, that such prepayment, repayment, purchase,
                  --------  -------
                  repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments;

                           (iii) any prepayment, repayment, purchase,
                  repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations from Net Available Cash to the extent permitted by Section 5.06; provided, however, that such prepayment, repayment, purchase,
                  --------  -------
                  repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments;

                           (iv) dividends paid within 60 days after the date of
                  declaration thereof if at such date of declaration such dividends would have complied with Section 5.04(a); provided,
                                                                      --------
                  however, that such dividends will be included in the
                  -------
                  calculation of the amount of Restricted Payments;

                           (v) dividends paid by the Parent with respect to the
                  242,170 outstanding shares of its preferred stock, par value $25.00 per share, noncumulative dividends of $1.00 per share in amounts each year which do not exceed $242,170 (the amount paid with respect to such preferred stock in the year ended December 31, 1999); provided, however, that such dividends
                                      --------  -------
                  will be included in the calculation of the amount of Restricted Payments;

                           (vi) Investments that are made with Excluded
                  Contributions; provided, however, that such Investments will
                                 --------  -------
                  be excluded in the calculation of the amount of Restricted Payments; or

                           (vii) any purchase, repurchase, redemption,
                  retirement or other acquisition for value of shares of, or options to purchase shares of, common stock of the Parent or any of its Subsidiaries from employees, former employees, directors or former directors of the Parent or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such
                         --------  -------
                  purchases, repurchases, redemptions, retirements and other acquisitions for value will not exceed $3.0 million in any calendar year; provided further, however, that such purchases,
                                 -------- -------  -------
                  repurchases, redemptions, retirements and other acquisitions for value shall be excluded in the calculation of the amount of Restricted Payments.

                  SECTION 5.05. Limitation on Restrictions on Distributions from
                                ------------------------------------------------
Restricted Subsidiaries. The Parent will not, and will not permit any Restricted
-----------------------
Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Parent or any Restricted Subsidiary;

                  (b) make any loans or advances to the Parent or any Restricted Subsidiary; or

                  (c) transfer any of its property or assets to the Parent or any Restricted Subsidiary, except:

                           (i) any encumbrance or restriction pursuant to applicable law or an agreement in effect at or entered into on the Closing Date;

                           (ii) any encumbrance or restriction with respect to a
                  Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Parent (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Parent) and outstanding on such date;

                           (iii) any encumbrance or restriction pursuant to an
                  agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 5.05 or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section 5.05 or this clause (iii); provided, however,
                                                          --------  -------
                  that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no less favorable to the Holders than the encumbrances and restrictions contained in such predecessor agreements;

                           (iv) in the case of clause (c), any encumbrance or restriction

                                    (A) that restricts in a customary manner the
                           subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or

                                    (B) contained in security agreements
                           securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements; and

                           (v) with respect to a Restricted Subsidiary, any
                  restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

                  SECTION 5.06. Limitation on Sales of Assets and Capital Stock.
                                -----------------------------------------------
(a) The Parent will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

                  (i) the Parent or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition,

                  (ii) at least 75% of the consideration thereof received by the Parent or such Restricted Subsidiary is in the form of cash, and

                  (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Parent (or such Restricted Subsidiary, as the case may be)

                           (1) first, to the extent the Parent elects (or is
                  required by the terms of any Indebtedness), to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Bank Indebtedness of the Parent or a Note Guarantor within 180 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                           (2) second, to the extent of the balance of Net
                  Available Cash after application in accordance with clause
                  (1), to the extent the Parent or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Parent or another Restricted Subsidiary) within 360 days from the later of such Asset Disposition or the receipt of such Net Available Cash;

                           (3) third, to the extent of the balance of such Net
                  Available Cash after application in accordance with clauses
                  (1) and (2), to make an Offer to purchase Securities pursuant to and subject to the conditions set forth in Section 5.06(b); provided, however, that if the Parent or the Company elects
                  --------  -------
                  (or is required by the terms of any other Senior Indebtedness), such Offer may be made ratably to purchase the Securities and other Senior Indebtedness of the Parent, the Company or any Note Guarantor, and

                           (4) fourth, to the extent of the balance of such Net
                  Available Cash after application in accordance with clauses
                  (1), (2) and (3), for any general corporate purpose permitted by the terms of this Indenture;

                  provided, however that in connection with any prepayment,
                  --------  -------
repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (1) or (3) above, the Parent or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value.

                  Notwithstanding the foregoing provisions of this Section 5.06, the Parent and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this Section 5.06 except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 5.06(a) exceeds $50.0 million.

                  For the purposes of this Section 5.06, the following are deemed to be cash: (A) the assumption of Indebtedness of the Parent or any Restricted Subsidiary (other than any Preferred Stock, including Disqualified Stock, constituting Indebtedness) and the release of the Parent or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, and (B) securities received by the Parent or any Restricted Subsidiary from the transferee that are promptly converted by the Parent or such Restricted Subsidiary into cash.

                  (b) In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Indebtedness) pursuant to Section 5.06(a)(iii)(3), the Parent or the Company will be required (i) to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription), set forth in
Section 5.06(c) and (ii) to purchase other Senior Indebtedness of the Parent, the Company or any Note Guarantor on the terms and to the extent contemplated thereby; provided that in no event shall the Parent or the Company offer to purchase such other Senior Indebtedness at a purchase price in excess of 100% of its principal amount, plus accrued and unpaid interest thereon. If the aggregate purchase price of Securities (and other Senior Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities (and other Senior Indebtedness), the Parent or the Company will apply the remaining Net Available Cash in accordance with Section 5.06(a)(iii)(4). The Parent and the Company will not be required to make an Offer for Securities (and other Senior Indebtedness) pursuant to this Section 5.06 if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (1) and (2) of this Section 5.06(a)) is less than $50.0 million in the aggregate for all Asset Dispositions after the Closing Date.

                  (c) (i) Promptly, and in any event within 10 days after the Parent or the Company becomes obligated to make an Offer, the Parent or the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Parent or the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Parent and the Company which the Parent and the Company in good faith believe will enable such Holders to make an informed decision (which at a minimum shall include (1) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Parent, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Parent filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (2) a description of material developments in the Parent's business subsequent to the date of the latest of such reports, and (3) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the address referred to in clause (iii).

                  (ii) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Parent shall deliver to the Trustee an Officers' Certificate as to (1) the amount of the Offer (the "Offer Amount"), (2) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (3) the compliance of such allocation with the provisions of Section 5.06(a). On such date, the Parent or the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Parent or the Company is acting as its own paying agent, segregate and hold in trust) an amount equal to the Offer Amount to be invested in Temporary Cash Investments according to the directions of the Company and to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Parent or the Company shall deliver to the Trustee for cancellation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Parent or the Company. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Offer Amount delivered by the Parent or the Company to the Trustee is greater than the purchase price of the Securities tendered, the Trustee shall deliver the excess to the Parent or the Company, as applicable, immediately after the expiration of the Offer Period for application in accordance with this Section 5.06.

                  (iii) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Parent or the Company, as applicable, at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Parent or the Company, as applicable, receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities included in the Offer surrendered by holders thereof exceeds the Offer Amount, the Parent or the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Parent or the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  (iv) At the time the Parent or the Company delivers Securities to the Trustee which are to be accepted for purchase, the Parent shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Parent or the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  (v) The Parent and the Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Parent and the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section by virtue thereof.

                  SECTION 5.07. Limitation on Transactions with Affiliates. (a)
                                ------------------------------------------
The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Parent (an "Affiliate Transaction") unless such transaction is on terms:

                  (i) that are no less favorable to the Parent or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate,

                  (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $5.0 million,

                           (1)  are set forth in writing, and

                           (2) have been approved by a majority of the members
                  of the Board of Directors having no personal stake in such Affiliate Transaction and,

                  (iii) that, in the event such Affiliate Transaction involves an amount in excess of $20.0 million, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to the Parent and its Restricted Subsidiaries.

                  (b)  The provisions of Section 5.07(a) will not prohibit:

                  (i)  any Restricted Payment permitted to be paid pursuant to
         Section 5.04,

                  (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors,

                  (iii) the grant of stock options or similar rights to employees and directors of the Parent pursuant to plans approved by the Board of Directors,

                  (iv) loans or advances to employees in the ordinary course of business in accordance with past practices of the Parent, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time,

                  (v) Stock Purchase Loans, but in any event not to exceed $3.0 million in the aggregate outstanding at any one time,

                  (vi) the payment of reasonable fees to directors of the Parent and its Subsidiaries who are not employees of the Parent or its Subsidiaries, or

                  (vii) any transaction between the Parent and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

                  SECTION 5.08. Compliance Certificate. The Company shall
                                ----------------------
deliver to the Trustee, one of the signers of which shall be the principal executive, principal accounting or principal financial officer of the Company, within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

                  SECTION 5.09. Further Instruments and Acts. Upon request of
                                ----------------------------
the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 5.10. Future Note Guarantors. The Parent will cause
                                ----------------------
(i) at any time that any Bank Indebtedness is outstanding, each Subsidiary of the Parent (other than the Company, Caymex Transportation, Inc., SCC Holdings, Inc., The Kansas City Northern Railway Company and Veals, Inc.) that enters into a Guarantee of any Bank Indebtedness and (ii) at any time that no Bank Indebtedness is outstanding, each Subsidiary of the Parent (other than the Company, The Kansas City Northern Railway Company and Veals, Inc.) that enters into a Guarantee of any obligations of the Parent or any of its domestic Subsidiaries, to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit B pursuant to which such Subsidiary will Guarantee payment of the Securities. Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Note Guarantor without rendering the Note Guarantee, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  SECTION 5.11. Limitation on Lines of Business. The Parent will
                                -------------------------------
not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business. At any time that it is not Guaranteeing payment of the Securities (which shall be effected by executing and delivering to the Trustee a supplemental indenture in the form set forth in the Indenture), (i) Caymex Transportation, Inc., will not engage in any business or activity other than the ownership of the Capital Stock of foreign subsidiaries and activities incidental thereto, (ii) SCC Holdings, Inc., will not engage in any business or activity other than the ownership of the Capital Stock of Southern Capital LLC and activities incidental thereto, (iii) TransFin Insurance Ltd. will not engage in any business or activity other than the insurance business and activities incidental thereto, and (iv) The Kansas City Northern Railway Company and Veals, Inc., will not conduct any material business or activity.

                  SECTION 5.12. Limitation on Liens. The Parent will not, and
                                -------------------
will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Closing Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured; provided, however, that the Parent may Incur other Liens to
                --------  -------
secure Indebtedness as long as the amount of outstanding Indebtedness secured by Liens Incurred pursuant to this proviso does not exceed 10% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Parent as of the end of the most recent fiscal quarter ending at least 45 days prior thereto.

                  SECTION 5.13.  Limitation on Sale/Leaseback Transactions. The
                                 -----------------------------------------
Parent will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

                  (a) the Parent or such Restricted Subsidiary would be entitled to:

                  (i) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to
         Section 5.03 and

                  (ii) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to
         Section 5.12,

                  (b) the net proceeds received by the Parent or such Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property and

                  (c) the transfer of such property is permitted by, and the Parent applies the proceeds of such transaction in compliance with, Section 5.06.

                  SECTION 5.14. Covenant Suspension. During any period of time
                                -------------------
that (a) the Securities have an Investment Grade Rating from both Rating Agencies and (b) no Default or Event of Default has occurred and is continuing under this Indenture, the Parent and the Restricted Subsidiaries will not be subject to the following provisions of the Indenture: Sections 5.03, 5.04, 5.05, 5.06, 5.07 and 5.11 (collectively, the "Suspended Covenants"). In the event that the Parent and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Securities below the required Investment Grade Ratings or a Default or Event of Default (other than as a result of any breach of the Suspended Covenants) occurs and is continuing, then the Parent and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of Section 5.04 as though, for purposes of determining whether new Restricted Payments can be made after such time, such covenant had been in effect during the entire period of time from the Issue Date. The Parent shall provide prompt written notice to the Trustee of any changes in the ratings of the Securities by the Ratings Agencies. The Trustee shall not be required to notify the Holders of any such changes.


                                   ARTICLE 6

                               Successor Company
                               -----------------

                  SECTION 6.01. (a) When Company May Merge or Transfer Assets.
                                    -----------------------------------------
The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all/its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                 (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company, the Parent or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company, the Parent or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                (iii) immediately after giving effect to such transaction, the Parent would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 5.03(a);

                 (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Parent immediately prior to such transaction;

                  (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

                 (vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for

         Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

                  The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities.

                  (b) The Note Guarantors will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless: (i) the resulting, surviving or transferee Person (the "Successor Guarantor") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Note Guarantor) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Note Guarantor under its Note Guarantee; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;
(iii) immediately after giving effect to such transaction, the Parent or the Successor Guarantor, as applicable, would be able to Incur an additional $1.00 of Indebtedness under Section 5.03(a); (iv) immediately after giving effect to such transaction, the Parent and the Restricted Subsidiaries will have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Parent and the Restricted Subsidiaries immediately prior to such transaction; (v) the Parent shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and (vi) the Parent shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

                  (c) Notwithstanding the foregoing, (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Note Guarantor and (ii) the Parent or the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Parent or the Company, as the case may be, in another jurisdiction to realize tax or other benefits.

                                    ARTICLE 7

                              Defaults and Remedies
                              ---------------------

                  SECTION 7.01.  Events of Default. An "Event of Default" occurs
                                 -----------------
         if:

                  (a) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

                  (b) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise;

                  (c) the Parent or any of its Subsidiaries fails to comply with
         Section 6.01;

                  (d) the Parent or any of its Subsidiaries fails to comply with
         Section 5.02, 5.03, 5.04, 5.05, 5.06, 5.07, 5.10, 5.11, 5.12 or 5.13
         (other than a failure to purchase Securities when required under Section 5.06) and such failure continues for 30 days after the notice specified below;

                  (e) the Parent or any of its Subsidiaries fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (a), (b), (c) or (d) above) and such failure continues for 60 days after the notice specified below;

                  (f) Indebtedness of the Parent or any of its Subsidiaries is not paid within any applicable grace period after final maturity or the acceleration by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent at the time and such failure continues for 10 days after the notice specified below;

                  (g) the Parent, the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (i) commences a voluntary case;

                           (ii) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (iii) consents to the appointment of a Custodian of
                  it or for any substantial part of its property; or

                           (iv) makes a general assignment for the benefit of
                  its creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Parent, the Company or
                  any Significant Subsidiary in an involuntary case;

                           (ii) appoints a Custodian of the Parent, the Company
                  or any Significant Subsidiary or for any substantial part of its property; or

                           (iii) orders the winding up or liquidation of the
                  Parent, the Company or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                  (i) any judgment or decree for the payment of money in excess of $10.0 million or its foreign currency equivalent against the Parent or any of its Subsidiaries and either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (ii) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

                  (j) any Note Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Note Guarantor or Person acting by or on behalf of such Note Guarantor denies or disaffirms such Note Guarantor's obligations under this Indenture or any Note Guarantee and such Default continues for 10 days after the notice specified below.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code,
                                                            ------------------
or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A default under clauses (d), (e) or (f) will not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee of the Default and the Company or the Note Guarantor, as applicable, does not cure such Default within the time specified in clauses (d),
(e) or (f) hereof after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 7.02. Acceleration. If an Event of Default (other than
                                ------------
an Event of Default specified in Section 7.01(g) or (h) with respect to the Parent or the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default specified in Section 7.01(g) or (h) with respect to the Parent or the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be
                                                      ---- -----
immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 7.03. Other Remedies. If an Event of Default occurs
                                --------------
and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 7.04. Waiver of Past Defaults. The Holders of a
                                -----------------------
majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 10.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 7.05. Control by Majority. The Holders of a majority
                                ------------------
in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 8.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by
--------  -------
the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 7.06. Limitation on Suits. (a) Except to enforce the
                                -------------------
right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

                  (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (ii) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer to the Trustee security or indemnity satisfactory to it in its reasonable discretion against any loss, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (v) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                  SECTION 7.07. Rights of Holders to Receive Payment.
                                ------------------------------------
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 7.08. Collection Suit by Trustee. If an Event of
                                --------------------------
Default specified in Section 7.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 8.07.

                  SECTION 7.09. Trustee May File Proofs of Claim. The Trustee
                                --------------------------------
may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, any Subsidiary or Note Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 8.07.

                  SECTION 7.10.  Priorities.  If the Trustee collects any money
                                 ----------
or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST:  to the Trustee for amounts due under Section 8.07;

                  SECOND: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  THIRD:  to the Company.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

                  SECTION 7.11. Undertaking for Costs. In any suit for the
                                ---------------------
enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07 or a suit by Holders of more than 10% in principal amount of the Securities.

                  SECTION 7.12. Waiver of Stay or Extension Laws. Neither the
                                --------------------------------
Company nor any Note Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Note Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE 8

                                     Trustee
                                     -------

                  SECTION 8.01. Duties of Trustee. (a) If an Event of Default
                                -----------------
has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05; and

                  (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 8.02. Rights of Trustee. (a) In the absence of bad
                                -----------------
faith, the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not
                  --------  -------
constitute wilful misconduct or negligence.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

                  (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder.

                  (h) The Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

                  SECTION 8.03. Individual Rights of Trustee. The Trustee in its
                                ----------------------------
individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.

                  SECTION 8.04. Trustee's Disclaimer. The Trustee shall not be
                                --------------------
responsible for and makes no representation as to the validity or adequacy of this Indenture, any Note Guarantee or the Securities, it shall not be accountable for the

Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or any Note Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 7.01(c), (d), (e), (f), (i) or (j) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 12.02 hereof from the Company, any Note Guarantor or any Holder.

                  SECTION 8.05. Notice of Defaults. If a Default occurs and is
                                ------------------
continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

                  SECTION 8.06. Reports by Trustee to Holders. As promptly as
                                -----------------------------
practicable after each [ ] beginning with the [ ] following the Issue Date, and in any event prior to [ ] in each year, the Trustee shall mail to each Holder a brief report dated as of such [ ] that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with
Section 313(b) of the TIA.

                  A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 8.07. Compensation and Indemnity. The Company shall
                                --------------------------
pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and each Note Guarantor, jointly and severally shall indemnify the Trustee against any and all loss, liability, damage, claim or expense (including reasonable attorneys' fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided,
                                                                 --------
however, that any failure so to notify the Company shall not relieve the Company
-------
or any Note Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company and the Note Guarantors, as applicable shall pay the fees and expenses of such counsel; provided, however, that the Company
                                           --------  -------
shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and the Note Guarantors, as applicable, and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest, if any, on particular Securities.

                  The Company's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 7.01(g) or (h) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 8.08. Replacement of Trustee. (a) The Trustee may
                                ----------------------
resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (i)  the Trustee fails to comply with Section 8.10;

                  (ii)  the Trustee is adjudged bankrupt or insolvent;

                  (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                  (iv)  the Trustee otherwise becomes incapable of acting.

                  (b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.07.

                  (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (e) If the Trustee fails to comply with Section 8.10, unless the Trustee's duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 8.09. Successor Trustee by Merger. If the Trustee
                                ---------------------------
consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 8.10. Eligibility; Disqualification. The Trustee shall
                                -----------------------------
at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of
     --------  -------
Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in
Section 310(b)(1) of the TIA are met.

                  SECTION 8.11. Preferential Collection of Claims Against
                                -----------------------------------------
Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any
-------
creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.


                                    ARTICLE 9

                       Discharge of Indenture; Defeasance
                       ----------------------------------

                  SECTION 9.01. Discharge of Liability on Securities;
                                ------------------------------------
Defeasance. (a) When (i) all outstanding Securities (other than Securities
----------
replaced or paid pursuant to Section 2.07) have been canceled or delivered to the Trustee for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, and the Company irrevocably deposits with the Trustee funds in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), to pay the principal of and interest and liquidated damages, if any, on the outstanding Securities when due at maturity or upon redemption of, including interest thereon to maturity or such redemption date (other than Securities replaced or paid pursuant to Section 2.07) and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to
Section 9.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Subject to Sections 9.01(c) and 9.02, the Parent and the Company at any time may terminate (i) all of their obligations under the Securities and this Indenture ("legal defeasance option") or (ii) their obligations under Sections 5.02, 5.03, 5.04, 5.05, 5.06, 5.07, 5.10, 5.11, 5.12,
and 5.13 and the operation of Section 6.01(a)(iii), 6.01(a)(iv), 7.01(d), 7.01(f), 7.01(g) (with respect to Significant Subsidiaries of the Parent only), 8.01(h) (with respect to Significant Subsidiaries of the Parent only) and 7.01(i) ("covenant defeasance option"). The Parent and the Company may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. In the event that the Parent and the Company terminates all of their obligations under the Securities and this Indenture by exercising its legal defeasance option, the obligations under the Note Guarantees shall each be terminated simultaneously with the termination of such obligations.

                  If the Parent and the Company exercise their legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Parent and the Company exercise their covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in

Section 7.01(d), 7.01(f), 7.01(g) (with respect to Significant Subsidiaries only), 7.01(h) (with respect to Significant Subsidiaries only) or 7.01(i) or because of the failure of the Company to comply with clauses (iii) and (iv) of
Section 6.01(a).

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 8.07, 8.08 and in
this Article 9 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 8.07, 9.05 and 9.06 shall survive.

                  SECTION 9.02.  (a) Conditions to Defeasance.  The Parent and
                                     ------------------------
the Company may exercise their legal defeasance option or its covenant defeasance option only if:

                  (i) the Parent and the Company irrevocably deposit in trust with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any), interest and liquidated damages (if any), on the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

                  (ii) the Parent and the Company deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, interest and liquidated damages, if any, when due on all the Securities to maturity or redemption, as the case may be;

                  (iii) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 7.01(g) or (h) with respect to the Company occurs which is continuing at the end of the period;

                  (iv) the deposit does not constitute a default under any other agreement binding on the Company;

                  (v) the Parent and the Company deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (vi) in the case of the legal defeasance option, the Parent and the Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                  (vii) in the case of the covenant defeasance option, the Parent and the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

                  (viii) the Parent and the Company deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                  (b) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  SECTION 9.03. Application of Trust Money. The Trustee shall
                                ---------------------------
hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 9. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest and liquidated damages, if any, on the Securities.

                  SECTION 9.04. Repayment to Company. The Trustee and the Paying
                                ---------------------
Agent shall promptly turn over to the Company upon request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, interest or liquidated damages that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

                  SECTION 9.05.  Indemnity for Government Obligations. The
                                 -------------------------------------
Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  SECTION 9.06. Reinstatement. If the Trustee or Paying Agent is
                                --------------
unable to apply any money or U.S. Government Obligations in accordance with this
Article 9 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 9; provided, however, that, if the
                                               --------  -------
Company has made any payment of principal of or interest or liquidated damages on, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE 10


                                  Amendments
                                  ----------

                  SECTION 10.01.  (a) Without Consent of Holders.  The Company,
                                      ---------------------------
the Note Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:

                  (i) to cure any ambiguity, omission, defect or inconsistency;

                  (ii) to comply with Article 6;

                  (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (iv) add additional Guarantees with respect to the Securities;

                  (v) secure the Securities;

                  (vi) add to the covenants of the Parent and the Restricted Subsidiaries for the benefit of the Holders or to surrender any right or power conferred upon the Parent or the Company;

                  (vii) to make any change that does not adversely affect the rights of any Holder;

                  (viii) increase or eliminate the Reset Spread Cap; or

                  (ix) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

                  After an amendment under this Section 10.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.01.

                  SECTION 10.02. With Consent of Holders. (a) The Company, the
                                 ------------------------
Note Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Holder affected, an amendment may not:

                  (i) reduce the amount of Securities whose Holders must consent to an amendment;

                  (ii) reduce the rate of or extend the time for payment of interest on any Security;

                  (iii) reduce the principal of or extend the Stated Maturity of any Security;

                  (iv) reduce the premium, if any, payable upon the redemption of any Security or change the time at which any Security may be redeemed;

                  (v) make any Security payable in money other than that stated in the Security;

                  (vi) make any change in Section 7.04 or 7.07 or the second sentence of this Section 10.02; or

                  (vii) modify the Note Guarantees in any manner adverse to the Holders.

                  It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section 10.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.02.

                  SECTION 10.03. Compliance with Trust Indenture Act.  Every
                                 ------------------------------------
amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 10.04. Revocation and Effect of Consents and Waivers.
                                 ---------------------------------------------
(a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Company certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

                  (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 10.05. Notation on or Exchange of Securities. If an
                                 --------------------------------------
amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the

Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 10.06. Trustee to Sign Amendments. The Trustee shall
                                 ---------------------------
sign any amendment authorized pursuant to this Article 10 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and the Note Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 10.03).

                  SECTION 10.07. Payment for Consent. Neither the Company nor
                                 --------------------
any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                  ARTICLE 11

                                Note Guarantees
                                ---------------
                  SECTION 11.01. (a) Note Guarantees. Each Note Guarantor hereby
                                     ----------------
jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of or interest on the Securities and all other monetary obligations of the Company under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Note Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Note Guarantor, and that each such Note Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

                  (b) Each Note Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Note Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Note Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Note Guarantor, except as provided in Section 11.02(b).

                  (c) Each Note Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Note Guarantors, such that such Note Guarantor's obligations would be less than the full amount claimed. Each Note Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company's or such Note Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Note Guarantor hereunder. Each Note Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Note Guarantor.

                  (d) Each Note Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

                  (e) Except as expressly set forth in Sections 9.01(b), 11.02 and 11.06, the obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Note Guarantor or would otherwise operate as a discharge of any Note Guarantor as a matter of law or equity.

                  (f) Each Note Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Note Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  (g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Note Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest or liquidated damages, if any, on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Note Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

                  (h) Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Note Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in
Article 7 for the purposes of any Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in
Article 7, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor for the purposes of this
Section 11.01.

                  (i) Each Note Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

                  (j) Upon request of the Trustee, each Note Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 11.02. Limitation on Liability. (a) Any term or
                                 ------------------------
provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Note Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  (b) A Note Guarantee as to any Note Guarantor shall terminate and be of no further force or effect and such Note Guarantor shall be deemed to be released from all obligations under this Article 11 upon (i) any release and termination of the Guarantee by such Note Guarantor of the Bank Indebtedness (other than by reason of repayment and satisfaction of all of the Bank Indebtedness), (ii) the merger or consolidation of such Note Guarantor with or into any Person other than the Parent or a Subsidiary or Affiliate of the Parent where such Note Guarantor is not the surviving entity of such consolidation or merger or (iii) the sale by the Parent or the Company or any Subsidiary of the Company (or any pledgee of the Company) of the Capital Stock of such Note Guarantor, where, after such sale, such Note Guarantor is no longer a Subsidiary of the Parent; provided, however, that each such merger, consolidation or sale
               --------  -------
(or, in the case of a sale by such a pledgee, the disposition of the proceeds of such sale) shall comply with Section 6.06 and Section 6.01(b). At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Company).

                  SECTION 11.03. Successors and Assigns. This Article 11 shall
                                 -----------------------
be binding upon each Note Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 11.04. No Waiver. Neither a failure nor a delay on the
                                 ----------
part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

                  SECTION 11.05. Modification. No modification, amendment or
                                 -------------
waiver of any provision of this Article 11, nor the consent to any departure by any Note Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Note Guarantor in any case shall entitle such Note Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 11.06. Execution of Supplemental Indenture for Future
                                 ----------------------------------------------
Note Guarantors. Each Subsidiary which is required to become a Note Guarantor
----------------
pursuant to Section 5.10 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Note Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Note Guarantee of such Note Guarantor is a legal, valid and binding obligation of such Note Guarantor, enforceable against such Note Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

                  SECTION 11.07. Non-Impairment. The failure to endorse a Note
                                 ---------------
Guarantee on any Security shall not affect or impair the validity thereof.


                                   ARTICLE 12

                                 Miscellaneous
                                 -------------

                  SECTION 12.01. Trust Indenture Act Controls. If and to the
                                 -----------------------------
extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

                  SECTION 12.02. Notices. Any notice or communication shall be
                                 --------
in writing and delivered in person or mailed by first-class mail addressed as follows:

                           if to the Company:

                           The Kansas City Railway Company
                           114 West 11th Street
                           Kansas City, MO  64105

                           Attention of: Michael R. Haverty, President


                           if to the Trustee:

                           [                 ]

                           Attention of [        ]

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 12.03. Communication by Holders with Other Holders.
                                 --------------------------------------------
Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of
Section 312(c) of the TIA.

                  SECTION 12.04. Certificate and Opinion as to Conditions
                                 ----------------------------------------
Precedent. Upon any request or application by the Company to the Trustee to take
----------
or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 12.05. Statements Required in Certificate or Opinion.
                                 ----------------------------------------------
Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 5.08) shall include:

                  (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 12.06. When Securities Disregarded. In determining
                                 ----------------------------
whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Parent, the Company, any Note Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Parent, the Company or any Note Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which (i) a Trust Officer of the Trustee actually knows are so owned or (ii) as to which the Trustee shall have received notice of ownership in accordance with Section 12.02 hereof shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 12.07. Rules by Trustee, Paying Agent and Registrar.
                                 ---------------------------------------------
The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 12.08. Legal Holidays. A "Legal Holiday" is a
                                 ---------------
Saturday, a Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 12.09. GOVERNING LAW. THIS INDENTURE AND THE
                                 --------------
SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  SECTION 12.10. No Recourse Against Others. A director,
                                 ---------------------------
officer, employee or stockholder, as such, of the Parent, the Company or any of the Note Guarantors, shall not have any liability for any obligations of the Parent, the Company or any of the Note Guarantors under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 12.11. Successors. All agreements of the Company and
                                 -----------
each Note Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 12.12. Multiple Originals.  The parties may sign any
                                 -------------------
number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 12.13. Table of Contents; Headings. The table of
                                 ----------------------------
contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                       The Kansas City Southern Railway Company

                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:


                                       Kansas City Southern Industries, Inc.

                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:


                                       Gateway Eastern Railway Company

                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:


                                       Gateway Western Railway Company

                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:


                                       KCS Transportation Company

                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      Mid-South Microwave, Inc.

                                      By
                                        ---------------------------------------
                                        Name:
                                        Title:


                                      PABTEX GP, LLC.

                                      By
                                        ---------------------------------------
                                        Name:
                                        Title:


                                      PABTEX, L.P.

                                      By
                                        ---------------------------------------
                                        Name:
                                        Title:


                                      Rice-Carden Corporation

                                      By
                                        ---------------------------------------
                                        Name:
                                        Title:


                                      SIS Bulk Holding, Inc.

                                      By
                                        ---------------------------------------
                                        Name:
                                        Title:

                                      Southern Development Company

                                      By
                                        ---------------------------------------
                                        Name:
                                        Title:


                                      Southern Industrial Services, Inc.

                                      By
                                        ---------------------------------------
                                        Name:
                                        Title:


                                      Trans-Serve, Inc.

                                      By
                                        ---------------------------------------
                                        Name:
                                        Title:


                                      [          ], as Trustee

                                      By
                                        ---------------------------------------
                                        Name:
                                        Title:

                                                                      APPENDIX A


PROVISIONS RELATING TO SECURITIES

     1. Definitions
        -----------

     1.1 Definitions
         -----------

     For the purposes of this Appendix A the following terms shall have the meanings indicated below:

          "Clearing Agency" means an organization registered as a Clearing Agency pursuant to Section 17A of the Exchange Act that is acting as a depository for the Securities and in whose name, or in the name of a nominee of that organization, shall be registered a Global Certificate and which shall undertake to effect book entry transfers and pledges of the Securities.

          "Definitive Security" means a certificated Security that does not include the Global Securities Legend.

          "Depositary" means The Depository Trust Company, its nominees and their respective successors.

          "Global Certificate" means a Certificate that evidences all or part of the Securities and is registered in the name of the Depository.

          "Global Securities Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

         1.2  Other Definitions
              -----------------

         Term:                                              Defined in Section:
         ----                                               ------------------

"Agent Members".......................................................   2.1(c)
"Coupon Rate" ........................................................      2.3
"Global Security".....................................................   2.1(b)


         2.   The Securities
              --------------

         2.1  Form and Dating
              ---------------

                  (a) The Securities issued on the date hereof will be issued in certificated form, and will be in denominations of $25 and integral multiples of $25, without coupons. Each Security shall be dated the date of its authentication.

                  (b) Global Securities. Unless and until it is exchanged for
                      -----------------
the Securities in registered form, one of more global Securities in principal amount of all outstanding Securities ("Global Securities") may be transferred, in whole but not in part, only to the Clearing Agency or a nominee of the Clearing Agency, or to a successor Clearing Agency selected or approved by the Company or to a nominee of such successor Clearing Agency, subject to Section 2.5(a).

                  (c) Book-Entry Provisions.  This Section 2.1(c) shall apply
                      ---------------------
only to a Global Security deposited with or on behalf of the Depositary.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by two Officers, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its

Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (d) Definitive Securities. Except as provided in Section 2.4 or 2.5, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

         2.2 Authentication. The Trustee shall authenticate and make available
             --------------
for delivery upon a written order of the Company signed by two Officers Securities for original issue on the date hereof in an aggregate principal amount of $[ ]. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

         2.3 Interest. (i) Each Security will bear interest initially at the
             --------
rate of [ ]% per annum (the "Coupon Rate") from the original date of issuance through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter until the principal thereof is paid or duly made available for payment and shall bear interest, to the extent permitted by law, compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the Coupon Rate through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter, payable quarterly in arrears on [ ] , [ ] , [ ] and [ ] of each year (each, an "Interest Payment Date") commencing on , to the Person in whose name such Security, or any predecessor Security, is registered at the close of business on the Regular Record Date for such interest installment.

                  (ii) The interest rate on the Securities will be reset on the Initial Remarketing Date to the applicable Reset Rate (which Reset Rate will be effective on and after [ ], 2004) except in the event of a Failed Initial Remarketing. In the event of a Failed Initial Remarketing, the interest rate on the Securities will be reset on the Secondary Remarketing Date, if any, to the applicable Reset Rate (which Reset Rate will be effective on and after the Purchase Contract Settlement Date). On the applicable Reset Announcement Date, the applicable Reset Spread and the Three-Year Benchmark Treasury or Three and One-Quarter Year Benchmark Treasury, as applicable, will be announced by the Company. On the Business Day immediately following such Reset Announcement Date, the Holders of Securities will be notified of such Reset Spread and Three-Year Benchmark Treasury or Three and One-Quarter Year Benchmark Treasury, as applicable, by the Company. Such notice shall be sufficiently given to such Holders of Securities if published in an Authorized Newspaper in the City of New York.

                   (iii) In the event of a Failed Secondary Remarketing, the Reset Rate on the Securities that are not a component of Corporate Units will be equal to the rate determinated by the Reset Agent, in connection with the remarketing effort on the Secondary Remarketing Date, as the rate the Securities should bear in order for each Security to have an approximate market value of 100.25% of its principal amount. The Reset Rate will be equal to the sum of the Reset Spread and the Two-Year

          Benchmark Treasury or Two and One-Quarter Year Benchmark Treasury, as applicable, and will be determined by the Reset Agent, provided, however, the Reset Spread will not exceed the Reset Spread Cap.

               (iv) Not later than seven calendar days nor more than 15 calendar days immediately preceding the applicable Reset Announcement Date, the Company will request that the Clearing Agency or its nominee (or any successor Clearing Agency or its nominee) notify the Holders of Securities of such Reset Announcement Date and, in the case of a Secondary Remarketing, the procedures to be followed by such holders of Securities wishing to settle the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date.

                (v) The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period other than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 90-day period. In the event that any date on which interest is payable on the Securities is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

         2.4  Transfer and Exchange. (a)  Transfer and Exchange of Definitive
              ---------------------       -----------------------------------
Securities. When Definitive Securities are presented to the Registrar with a
----------
request:

                (i)  to register the transfer of such Definitive Securities; or

               (ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                (b) Restrictions on Transfer of a Definitive Security for a
                    -------------------------------------------------------
Beneficial Interest in a Global Security. A Definitive Security may not be
-------------------
exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Securities. (i) The
                      ------------------------------------------
transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred.

                 (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

                (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                 (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 and such other procedures as may from time to time be adopted by the Company.

                  (e) Legend.

                  (i) Each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

                  "THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE OF THE CLEARING AGENCY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY OR TO A SUCCESSOR CLEARING AGENCY OR TO A NOMINEE OF SUCH SUCCESSOR) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

                  UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF TIE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE TIE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (f) Cancellation or Adjustment of Global Security. At such
                      --------------------------------------------
         time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                   (g) Obligations with Respect to Transfers and Exchanges of Securities.

                   (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.06, 5.06 and 10.05 of this Indenture).

                 (iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

                  (iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                   (h) No Obligation of the Trustee.

                   (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this

         Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.5  Definitive Securities
              ---------------------

                  (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.4 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or
(ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

                  (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.5 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $25 and any integral multiple thereof and registered in such names as the Depositary shall direct.

                  (c) Subject to the provisions of Section 2.5(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (d) Upon exchange of a Global Security for Definitive Securities, in authorized denominations, the Global Security shall be cancelled by the Trustee. Such Definitive Securities issued in exchange for the Global Security shall be registered in such names and in such authorized denominations as the Clearing Agency, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Clearing Agency for delivery to the Persons in whose names such Securities are so registered.

                  (e) In the event of the occurrence of any of the events specified in Section 2.5(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

                                                                       EXHIBIT A

                          [FORM OF FACE OF SECURITY]

                          [Global Securities Legend]

              THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE OF THE CLEARING AGENCY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY OR TO A SUCCESSOR CLEARING AGENCY OR TO A NOMINEE OF SUCH SUCCESSOR) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

              UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF TIE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.                                                       $____________________

                              [ ]% Senior Note due

                                                       CUSIP No.________________


              THE KANSAS CITY SOUTHERN RAILWAY COMPANY, a Missouri corporation, (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $[ ] on (such date is hereinafter referred to as the "Maturity Date"), and to pay interest on said principal sum from or from the next recent date to which interest has been paid or duly provided for, quarterly in arrears on , , and of each year (each such date, an "Interest Payment Date"), commencing on initially at the rate of [ ]% per annum through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter until the principal hereof shall have been paid or duly made available for payment and, to the extent permitted by law, to pay interest, compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the rate per annum of [ ]% through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, except as provided in the Indenture (as defined below), the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 90-day period. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment which shall be the close of business on the first day of the month in which such Interest Payment Date falls. Any such interest installment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holders at the close of business on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Security shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled thereto.

              The indebtedness evidenced by this Security is, to the extent provided in the Indenture, senior and unsecured and will rank in right of payment on parity with all other senior unsecured obligations of the Company.

              This Security shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose until the Certificate of Authentication shall have been signed by or on behalf of the Trustee.

              The provisions of this Security are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

              IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                       The Kansas City Southern Railway Company,
                                                as Issuer

                                        by
                                           ----------------------------------
                                           Name:
                                           Title:

                                        by
                                           -------------------------------------
                                           Name:
                                           Title:

CERTIFICATE OF AUTHENTICATION

[                         ],

         as Trustee, certifies that this is one of the Securities of the series of Securities described in the within-mentioned Indenture.

Dated:

By
     --------------------------------
     Authorized Signatory

                          (FORM OF REVERSE OF SECURITY)

              This Security is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Securities"), issued and to be issued in one or more series under and pursuant to an Indenture dated as of [ ], 2001 (the "Indenture") between the Company and [ ], as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount as specified in said Indenture.

              If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Securities in whole (but not in part) at any time at a price per Security equal to the Redemption Price. The Redemption Price shall be paid to each Holder of the Securities by the Company, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds, at such place and to such account as may be designated by each such Holder.

              The Securities are not entitled to the benefit of any sinking fund.

              In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Securities may be declared, and upon such declaration shall become, due and payable (or, in certain circumstances shall ipso facto become due and payable), in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture contains provisions permitting, with certain exceptions therein provided, the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected to execute supplemental indentures for the purpose of, among other things, adding any provisions to or changing or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying the rights of the Holders of the Securities. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of all of the Holders of all Securities of such series, to waive a Default or Event of Default with respect to such series and its consequences, except a Default or Event of Default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series or in respect of a covenant or other provision which, under the terms of the Indenture, cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. Any such consent or waiver by the registered Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange for or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

              No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the time and place and at the rate and in the money herein prescribed.

              As provided in the Indenture and subject to certain limitations therein set forth, this Security is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in relation thereto.

              Prior to due presentment for registration of transfer of this Security, the Company, the Trustee, any Paying Agent and the Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

              No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

              The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, transfer or lease all or substantially all of its properties or assets, and requires that the Company comply with certain further covenants. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

              The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

              All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

              The Securities are subject to defeasance and covenant defeasance upon the terms and subject to the conditions set forth in the Indenture.

              This Security shall be governed by and construed in accordance with the internal laws of the State of New York.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Security to:

---------------------------------------------------------------------------

---------------------------------------------------------------------------

(Insert assignee's social security or tax identification number)

---------------------------------------------------------------------------

---------------------------------------------------------------------------

(Insert address and zip code of assignee)

and irrevocably appoints

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Date: _______________               Signature: _________________________________

                                    Signature Guarantee: _______________________

(Sign exactly as your name appears on the other side of this Security)

                               SIGNATURE GUARANTEE

              Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                        FORM OF SUPPLEMENTAL INDENTURE


                         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture")
                    dated as of     , among [GUARANTOR] (the "New Guarantor"), a
                    subsidiary of THE KANSAS CITY SOUTHERN RAILWAY COMPANY (or its successor), a Missouri corporation (the "Company"), KANSAS CITY SOUTHERN INDUSTRIES, INC., GATEWAY EASTERN RAILWAY COMPANY, GATEWAY WESTERN RAILWAY COMPANY, KCS TRANSPORTATION COMPANY, MID-SOUTH MICROWAVE, INC., PABTEX GP, LLC, PABTEX, L.P., RICE-CARDEN CORPORATION, SIS BULK HOLDING, INC., SOUTHERN DEVELOPMENT COMPANY, SOUTHERN INDUSTRIAL SERVICES, INC., AND TRANS-SERVE, INC., [OTHER EXISTING GUARANTORS] and THE BANK OF NEW YORK, a New York banking corporation, as trustee under the indenture referred to below (the "Trustee").


                                  WITNESSETH:

              WHEREAS the Company and [OLD GUARANTORS] (the "Existing Guarantors") has heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of [ ], 2001 , providing for the issuance of an aggregate principal amount of up to $[ ] of [ ]% Senior Notes due [ ] (the "Securities");

              WHEREAS Section 5.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Note Guarantee on the terms and conditions set forth herein; and

              WHEREAS pursuant to Section 10.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;


              NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

              1. Agreement to Guarantee. The New Guarantor hereby agrees,
                 ----------------------
jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

                  2. Ratification of Indenture; Supplemental Indentures Part of
                     ----------------------------------------------------------
Indenture. Except as expressly amended hereby, the Indenture is in all respects
----------
ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

                  3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE
                     --------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  4. Trustee Makes No Representation.  The Trustee makes no
                     --------------------------------
representation as to the validity or sufficiency of this Supplemental Indenture.

                  5. Counterparts.  The parties may sign any number of copies
                     -------------
of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  6. Effect of Headings.  The Section headings herein are for
                     -------------------
convenience only and shall not effect the construction thereof.


                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                        [NEW GUARANTOR],

                                        By
                                          -------------------------------------
                                          Name:
                                          Title:

                                        The Kansas City Southern Railway Company

                                        By
                                          --------------------------------------
                                          Name:
                                          Title:


                                        Kansas City Southern Industries, Inc.

                                        By
                                          --------------------------------------
                                          Name:
                                          Title:


                                        Gateway Eastern Railway Company

                                        By
                                          --------------------------------------
                                          Name:
                                          Title:

                                        Gateway Western Railway Company

                                        By
                                          --------------------------------------
                                          Name:
                                          Title:

                                        KCS Transportation Company

                                        By
                                          --------------------------------------
                                          Name:
                                          Title:

                                  Mid-South Microwave, Inc.

                                  By
                                    --------------------------------------
                                    Name:
                                    Title:

                                  PABTEX GP, LLC.

                                  By
                                    --------------------------------------
                                    Name:
                                    Title:

                                  PABTEX, L.P.

                                  By
                                    --------------------------------------
                                    Name:
                                    Title:

                                  Rice-Carden Corporation

                                  By
                                    --------------------------------------
                                    Name:
                                    Title:


                                  SIS Bulk Holding, Inc.

                                  By
                                    --------------------------------------
                                    Name:
                                    Title:


                                  Southern Development Company

                                  By
                                    --------------------------------------
                                    Name:
                                    Title:

                                  Southern Industrial Services, Inc.

                                  By
                                    --------------------------------------
                                    Name:
                                    Title:

                                  [OTHER EXISTING GUARANTORS],

                                  By
                                    --------------------------------------
                                    Name:
                                    Title:

                                          [      ], as Trustee,

                                           By
                                             -----------------------------
                                             Name:
                                             Title: